                                                                    EXHIBIT (B)


                          RINKER MATERIALS CORPORATION

                                   (Borrower)


                                     [***]

                                    (Lender)






                               US$[____________]

                                   REVOLVING
                            LOAN FACILITY AGREEMENT

                                    364 DAYS




---------
* Pursuant to Item 1007(d) of Regulation M-A, the name, address, facsimile number and other identifying information of the bank have been omitted from this filing. The name of the bank has been filed separately with the Secretary of the Securities and Exchange Commission. The symbol "[***]" is used throughout this exhibit to indicate where such identifying information has been omitted.

                                    CONTENTS


Clause                                                                                                 Page
------                                                                                                 ----

1  DEFINITIONS AND INTERPRETATION.......................................................................1

2  COMMITMENT AND CANCELLATION..........................................................................4

3  PURPOSE..............................................................................................5

4  DRAWDOWN.............................................................................................5

5  SELECTION NOTICE.....................................................................................5

6  PRINCIPAL AMOUNT OF SEGMENTS.........................................................................5

7  SELECTION OF FUNDING PERIODS.........................................................................6

8  REPAYMENT............................................................................................6

9  INTEREST.............................................................................................7

10 PAYMENTS.............................................................................................8

11 TAXATION.............................................................................................9

12 CHANGES IN LAW......................................................................................10

13 CONDITIONS PRECEDENT................................................................................13

14 REPRESENTATIONS AND WARRANTIES......................................................................14

15 UNDERTAKINGS........................................................................................16

16 EVENTS OF DEFAULT...................................................................................19

17 INTEREST ON OVERDUE AMOUNTS.........................................................................21

18 FEES................................................................................................22

19 INDEMNITIES.........................................................................................22

20 CURRENCY INDEMNITY..................................................................................22

21 EXPENSES............................................................................................23

22 STAMP DUTIES........................................................................................23

23 SET-OFF.............................................................................................23

24 WAIVERS, REMEDIES CUMULATIVE........................................................................23

25 SEVERABILITY OF PROVISIONS..........................................................................24

26 SURVIVAL OF REPRESENTATIONS AND INDEMNITIES.........................................................24

27 MORATORIUM LEGISLATION..............................................................................24

28 ASSIGNMENTS.........................................................................................24

29 NOTICES.............................................................................................25

30 AUTHORISED OFFICERS.................................................................................26

31 GOVERNING LAW AND JURISDICTION......................................................................27

32 COUNTERPARTS........................................................................................27

33 AMENDMENTS..........................................................................................27

EXECUTION PAGES........................................................................................27

ANNEXURE A - DRAWDOWN NOTICE...........................................................................28

ANNEXURE B - SELECTION NOTICE..........................................................................29

ANNEXURE C - REPAYMENT NOTICE..........................................................................30

ANNEXURE D - CSR GUARANTEE.............................................................................31

ANNEXURE E - OPINION OF ALLENS ARTHUR ROBINSON.........................................................50

THIS AGREEMENT is made the              day of July 2002

BETWEEN RINKER MATERIALS CORPORATION of 1501 Belvedere Road, West Palm Beach, Florida 33406, United States of America (the "Borrower")

AND               [***] of [***], United States of America (the "Lender")

WHEREAS:

The Borrower has requested the Lender to provide the Borrower with a facility under which financial accommodation may be made available to the Borrower.

NOW IT IS AGREED as follows.

1        DEFINITIONS AND INTERPRETATION

1.1      Definitions

         When used in this Agreement the following terms shall have the following meanings unless the context otherwise requires.

         "Authorisation" includes:

         (a) any consent, authorisation, registration, filing, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with a Governmental Agency; or

         (b) the expiry of the specified period during which a Governmental Agency by law may intervene or act, but does not do so, to prohibit or restrict in whole or part anything in respect of this Agreement.

         "Authorised Officer" means:

         (a) in respect of the Borrower, any person who is a secretary, president, vice president, treasurer or assistant treasurer of the Borrower or any person from time to time nominated as an Authorised Officer by the Borrower by notice to the Lender signed by two Authorised Officers, such notice to be accompanied by certified copies of the signatures of all persons so appointed; and

         (b) in respect of the Lender, any person whose title of office includes the word "Senior Vice President" or "Vice President" or cognate expressions (including any person acting in any such office) or any secretary or director, and the Borrower shall be entitled to assume that any person purporting to hold such office does hold such office.

         "Business Day" means a day, other than a Saturday or Sunday or gazetted public holidays, on which banks are open for business in New York City and London.

         "Commitment" means US$[__________] as reduced or cancelled under the terms of this Agreement.

         "CSR Guarantee" means the guarantee dated on or about the date of this agreement given by the Guarantor in favour of the Lender in the form set out in Annexure D.

         "Default Rate" means [ ] per cent ([ ]%) per annum above the Interest Rate.

         "Drawdown Date" means the date (being a Business Day) on which any Segment under this Agreement is or is to be drawn.

         "Drawdown Notice" means a notice given in accordance with Clause 4.

         "ERISA" means the Employee Retirement Income Security Act of 1974 of the United States of America and the regulations promulgated and rulings issued thereunder as amended from time to time and any successor statute thereto.

         "Event of Default" means any of the events specified in Clause 16.

         "Excluded Tax" means any Tax imposed by any jurisdiction on the net income or capital gains of the Lender as a consequence of the Lender being a resident of or organised or doing business in that jurisdiction, but excludes any Tax:

         (a) which is calculated on or by reference to the gross amount of any payment (without the allowance of any deduction) under this Agreement; or

         (b) which is imposed as a result of the Lender being considered a resident of or organised or doing business in that jurisdiction solely as a result of it being a party to this Agreement.

         "Facility" means the facility made available under Clause 2.1 of this agreement.

         "Financial Indebtedness" means any indebtedness (other than trade credit in the ordinary course of business) in respect of moneys borrowed or raised or any financial accommodation whatsoever including (without limiting the generality of the foregoing) under or in respect of any bill, acceptance, endorsement, bond, note, debenture or other similar debt security, guarantee, redeemable share (where such share is redeemable prior to the Repayment Date), discounting arrangement, finance or capital lease, hire purchase of any asset or service, any obligation to deliver goods or provide services paid for in advance by any financier or in relation to any other financing transaction.

         "Funding Period" means, in respect of a Segment, a period for which interest rates are fixed and the Segment funded, such period to commence on and include the Drawdown Date or the last day of the previous Funding Period and have a duration selected under Clause 7 and end on but exclude the last day of such period.

         "Governmental Agency" means any government or any governmental, semi-governmental or judicial entity, authority or agency.

         "Guarantor" means CSR Limited ABN 90 000 001 276.

         "Interest Rate" means the Reference Rate plus the Margin.

         "Lending Office" means the office of the Lender described above or such other branch, office or agency to which the Lending Office is changed in accordance with Clause 28.4.

         "LIBOR" means the offered rates displayed on the Reuters screen LIBOR01 page (or any equivalent successor thereof) for a term equivalent to the relevant Funding Period at or about 11.00 a.m. (London time) on the day on which rates are displayed for the value date which is the first day of that Funding Period.

         "Margin" means, for any day during a Funding Period:

         (a)      where the Rating is [    ] or above, [    ]% per annum; and

         (b)      where the Rating is below [    ], [    ]% per annum.

         "Material Adverse Effect" means a material adverse effect upon the ability of the Borrower to perform its obligations to pay principal and interest under this Agreement.

         "Principal Outstanding" means the aggregate principal amount advanced under this Agreement and outstanding from time to time.

         "Rating" means the rating of the long-term senior unsecured debt of the Borrower (guaranteed by the Guarantor), or where the Borrower's long-term senior unsecured debt (guaranteed by the Guarantor) is not rated, the Guarantor, published from time to time by Moody's Investor Service Inc..

         "Reference Banks" means Mizuho International Plc, JPMorgan Chase & Co, Deutsche Bank AG and UBS AG.

         "Reference Rate" means, subject to Clause 9.5, LIBOR.

         "Related Body Corporate" has the meaning given in the Corporations Act 2001 of Australia.

         "Repayment Date" means the date which is 364 days after the date of this agreement or such other date as the parties may agree under Clause 8.2 of this agreement and if the Repayment Date is not a Business Day, the immediately preceding Business Day.

         "Repayment Notice" means a notice given in accordance with Clause 8.3.

         "Security Interest" includes any mortgage, pledge, lien (other than one arising in the ordinary course of business or by operation of law) or charge or any security or preferential interest or arrangement of any kind, or any other right of or arrangement with any creditor to have its claims satisfied prior to other creditors (other than priority accorded by statute or a right of set-off) with, or from the proceeds of, any asset and any deposit of money by way of security but excluding any charge or lien arising in favour of any Governmental Agency by operation of statute.

         "Segment" means a sum advanced or to be advanced under this Agreement having a principal amount and Funding Period as specified in a Drawdown Notice or Selection Notice.

         "Selection Notice" means a notice given in accordance with Clause 5.

         "Subsidiary" has the meaning given in the Corporations Act 2001 of Australia.

         "Tax" includes any tax, levy, impost, deduction, charge, rate, duty, compulsory loan or withholding which is levied or imposed by a Governmental Agency, together with any interest, penalty (other than a penalty incurred as a result of the delay or default of the Lender), charge, fee or other amount imposed or made on or in respect of any of the foregoing, and "Taxation" shall be construed accordingly.

         "Undrawn Commitment" means the Commitment less the Principal
         Outstanding.

         "US$" means the lawful currency of the United States of America.

1.2      Interpretation

         In this Agreement headings are for convenience only and shall not affect interpretation and except to the extent that the context otherwise requires:

         (a) references to any legislation or to any provision of any legislation include any modification or re-enactment of, or any legislative provision substituted for, and all statutory instruments issued under, such legislation or such provision;

         (b) words denoting the singular include the plural and vice versa;

         (c) words denoting individuals include corporations and vice versa;

         (d)      words denoting any gender include all genders;

         (e) references to Clauses, Annexures and Schedules are references to clauses, annexures and schedules of this Agreement;

         (f) references to any document or agreement (including this Agreement) include references to such document or agreement as amended, novated, supplemented or replaced from time to time;

         (g) references to any party to this Agreement or any other document or agreement include its successors or permitted substitutes or assigns; and

         (h) "writing" and cognate expressions include all means of reproducing words in a tangible and permanently visible form.

2        COMMITMENT AND CANCELLATION

2.1 On the terms and subject to the conditions of this Agreement the Lender, through its Lending Office, shall make available to the Borrower a revolving loan facility in the amount of the Commitment, but so that the Principal Outstanding will not at any time exceed the Commitment.

2.2 On the giving of not less than ten Business Days prior written notice to the Lender, the Borrower may cancel all or part of the Commitment which is not drawn as at the expiry of the notice and the Commitment shall be reduced accordingly. If part, unless the Lender otherwise agrees, such part shall be a minimum of US$5,000,000 and an integral multiple of US$1,000,000.

3        PURPOSE

         The Borrower shall use the net proceeds of all Segments provided under this Agreement for general funding purposes including, without limitation, the acquisition of any company, assets or business.

4        DRAWDOWN

4.1      Drawdown Notice

         Whenever the Borrower wishes to make a drawing it shall give to the Lender an irrevocable Drawdown Notice substantially in the form of Annexure A, to be received by the Lender not later than 11.00 a.m. New York City time on the third Business Day prior to the proposed Drawdown Date (which shall be a Business Day).

4.2      Advance of Segment

         On the terms and subject to the conditions of this Agreement, whenever the Borrower requests a Segment under a Drawdown Notice, the Lender shall through its Lending Office make available the Segment to the Borrower's account as specified in the relevant Drawdown Notice on the relevant Drawdown Date in same day funds not later than 1.00pm New York time PROVIDED THAT the aggregate Principal Outstanding shall not exceed the Commitment.

5        SELECTION NOTICE

5.1      When Notice to be given

         Not later than 11.00 a.m. New York City time on the third Business Day before the last day of each Funding Period the Borrower may give to the Lender an irrevocable Selection Notice substantially in the form of Annexure B.

5.2      Failure to give Selection Notice

         If the Borrower fails to give a Selection Notice in accordance with this Clause in respect of any Segment and fails to give notice of its intention to repay that Segment on that last day in accordance with Clause 8.3 of this Agreement, it shall be deemed to have served a Selection Notice electing to continue the Segment with a Funding Period of one month.

6        PRINCIPAL AMOUNT OF SEGMENTS

         The principal amount of each Segment shall be a minimum of US$5,000,000 and an integral multiple of US$1,000,000.

7        SELECTION OF FUNDING PERIODS

         (a) Subject to the subsequent provisions of this Clause, Funding Periods selected by the Borrower shall be of one, two, three, four, five or six months or of such other term as may be agreed between the Borrower and the Lender.

         (b) Should a Funding Period end on a day which is not a Business Day, that Funding Period shall be extended to the next Business Day in the same calendar month or, if none, the preceding Business Day.

         (c) If a Funding Period commences on a date in a month and there is no corresponding date in the month in which it is to end, it shall end on the last Business Day in that latter month.

         (d)      No Funding Period shall extend beyond the Repayment Date.

         (e) Subject to Clause 5.2, if the Borrower fails to select a Funding Period complying with this Clause the Lender shall promptly notify the Borrower thereof and in consultation with the Borrower may vary any Drawdown Notice or Selection Notice to ensure compliance.

8        REPAYMENT

8.1 Subject to Clause 8.2, the Borrower must repay the Principal Outstanding on the Repayment Date.

8.2      (a)      At any time prior to one month before the then current
                  Repayment Date the Borrower may with the prior consent of the Guarantor request in writing the Lender to extend the Repayment Date by up to 364 days.

         (b) The Lender may, in its absolute discretion, agree to the extension of the Repayment Date on such terms and conditions as may be agreed upon between the parties. Any such agreement shall take effect in accordance with its terms and those terms shall be notified to the Borrower and the Guarantor by the Lender in writing.

8.3      (a)      If the Borrower wishes to repay a Segment on the last day
                  of the Funding Period of that Segment, it shall give the Lender no later than 12.00 noon New York City time on the fifth Business Day prior to that day an irrevocable Repayment
                  Notice substantially in the form of Annexure C and that Segment shall become repayable on the last day of the relevant Funding Period of that Segment.

         (b)      Subject to this Agreement, Segments repaid under paragraph
                  (a) may be redrawn.

9        INTEREST

9.1      Notification of rates

         The Lender shall notify the Borrower of the Interest Rate for each Funding Period as soon as it is ascertained and this shall be prima facie evidence of that Interest Rate. If the Borrower has reasonable grounds to believe that the Lender has made an error in calculating the amount of the Interest Rate for a Funding Period, it may by notice to the Lender query the calculation of the Interest Rate notified by the Lender.

9.2      Interest

         Interest shall accrue from day to day on each Segment for each Funding Period at the Interest Rate applicable to that day.

9.3      Basis of calculation of interest

         Interest shall be computed on the basis of the actual number of days elapsed and a year of 360 days.

9.4      Payment of interest

         Except where this Agreement provides otherwise, interest shall be payable by the Borrower in arrears on the last day of the relevant Funding Period in respect of each Segment.

9.5      Alternative Reference Rate

         (a) If for any reason in respect of any Funding Period only one or no rates are displayed on the LIBOR01 page of the Reuters screen for a term equivalent to that Funding Period or that page of the screen is not available, then the Reference Rate for that Funding Period shall be the simple average (rounded if necessary to the nearest five decimal places) of the rates quoted to the Lender by each of the Reference Banks as the rate at which that bank, at approximately 11.00 a.m. on the day on which the relevant LIBOR rates would otherwise have been displayed for the relevant value date, would offer prime banks in the London interbank market a deposit in a principal amount and term substantially equal to the principal amount and Funding Period of the relevant Segment.

         (b)      If in respect of a Segment:

                  (i) the Lender is unable to determine LIBOR for the relevant Funding Period by reason of the failure of at least two of the Reference Banks to supply the quotations necessary to enable such determination to be made; or

                  (ii) by reason of circumstances affecting the London interbank market, LIBOR materially differs from the Lender's cost of funding that Segment,

                  then:

                  (iii)    the Lender shall promptly give notice to the
                           Borrower:

                  (iv) the Lender and the Borrower shall negotiate in good faith with a view to agreeing on a reasonably comparable reference rate for that Segment having regard, inter alia, to the rates (if any) at which the Reference Banks would offer prime banks in the London interbank market a deposit in a principal amount and term substantially equal to the principal amount and Funding Period of that Segment;

                  (v) if the Lender and the Borrower so agree within ten Business Days of the date of the notice referred to in paragraph (iii), then the Reference Rate applying retroactively to that Segment shall be the reference rate so agreed;

                  (vi) if the Lender and the Borrower fail so to agree, the Reference Rate applying retroactively in respect of that Segment shall be the rate that the Lender in its reasonable opinion immediately determines to be a rate which represents its cost of funding that Segment for the relevant Funding Period and the Lender shall notify the Borrower immediately of that rate; and

                  (vii) at any time within twenty Business Days after receiving a notice pursuant to paragraph (vi), the Borrower may, upon giving five Business Days' notice to the Lender, prepay that Segment together with accrued interest thereon and an amount (if any) which reasonably compensates the Lender for any losses or expenses of liquidating or re-employing the funds.

10       PAYMENTS

10.1     Time and place

         The Borrower shall make all payments under this Agreement in US$ in same day funds on the due date to the Lender's account as notified in writing by the Lender to the Borrower.

         The Lender shall make all payments under this Agreement in US$ in same day funds on the due date to the Borrower's account:

         At:               Bank One N.A.
                           1 Bank One Plaza
                           Chicago IL 60670
         Account of:       Rinker Materials Corporation
         Account no.:      [***]


         or such other account from time to time notified in writing by the Borrower.

10.2     No deduction

         The Borrower shall make all payments required under this Agreement without set-off or counterclaim and without deduction, whether on account of Taxes (except to the extent that the Borrower is required by law to deduct Taxes, but without prejudice to Clause 11 (Taxation)) or otherwise.

10.3     Payment to be made on a Business Day

         Whenever any payment shall become due on a day which is not a Business Day, the due date shall be the next Business Day in the same calendar month or, if none, the last preceding Business Day, and interest shall be adjusted accordingly.

11       TAXATION

11.1     Additional Payments

         Whenever the Borrower is required by law to make a deduction or withholding in respect of Tax from any payment to be made under this Agreement, then it shall:

         (a) promptly pay the amount deducted or withheld on the date that Tax is due to be paid to the appropriate Governmental Agency;

         (b) if requested by the Lender, within twenty Business Days of that request deliver to the Lender official receipts, if any, received by the Borrower or other documentation of the Borrower evidencing payment of that amount; and

         (c) if and to the extent that such Tax is not an Excluded Tax, pay the Lender such additional amounts as necessary to ensure that the Lender receives when due a net amount (after payment of any Taxes in respect of such additional amounts) in US$ equal to the full amount which it would have received had a deduction or withholding not been made;

         provided however that if the Borrower is required, or is likely to be required, to make payment to the Lender pursuant to paragraph (c), the Lender and the Borrower shall negotiate in good faith with a view to determining whether there is any action which may be taken to avoid or minimise the Borrower's obligation to make such deduction or withholding in such a manner as will not increase the cost to the Lender of making, funding or maintaining the Commitment or any Segment or reduce the return on the capital employed to fund the Commitment or any Segment.

11.2     Tax Credits

         If the Borrower is required by law to pay any additional amount pursuant to Clause 11.1 and the Lender, in its reasonable opinion, is able to apply for or otherwise to take advantage of any offsetting tax credit, rebate or other similar tax benefit arising out of or in connection with the deduction or withholding giving rise to the obligation to pay such additional amount, the Lender shall give notice thereof to the Borrower and the Lender shall take steps as it may in its reasonable discretion determine to obtain that credit, rebate or benefit and will, upon receipt thereof, reimburse to the Borrower the amount of that credit, rebate or benefit as it in its reasonable opinion determines is allocable to that deduction or withholding. Nothing in this Clause shall require the Lender to disclose to the Borrower any information regarding its tax affairs.

11.3     Tax Forms

         (a) The Lender will provide or file by the due date with the Borrower or any relevant Governmental Agency any form, certificate or other document required by the Internal Revenue Code, Regulations or other administrative pronouncements by the Treasury or the Internal Revenue Service of the United States of America to be filed in respect of this Agreement or the transactions contemplated by this Agreement.

         (b) The Lender is required to furnish Form W-9 to be provided to the Borrower on or before the date of this Agreement.

12       CHANGES IN LAW

12.1     Increased Costs

         If any change in, any making of, or any change in the interpretation or application by any Governmental Agency of, or compliance with, any law, regulation, official directive or request with which it is customary for banks to comply (including, without limitation, with respect to Taxation (other than an Excluded Tax) or reserve, liquidity, capital adequacy, special deposit or similar requirements) affects the Lender (such change, making, interpretation, application or compliance occurring after the date of this Agreement and not being ordinarily within the knowledge of prudent banks in the ordinary course of business as at the date of this Agreement (and, without limitation, the matters set out in the statement on Banking Regulations and Supervisory Practices dated July 1988 and entitled "International Convergence of Capital Measurement and Capital Standards" ("the Statement") are to be so regarded as within the knowledge of prudent banks) and as a result:-

         (a) the effective cost to the Lender of making, funding or maintaining any Segment or the Commitment is in any way increased;

         (b) any amount paid or payable to or received or receivable by the Lender under or in respect of this Agreement is in any way reduced; or

         (c) the return (the basis of calculation of which shall be certified in writing by the Lender and notified to the Borrower as soon as practicable after the signing of this Agreement) of the Lender on the capital employed to fund the Commitment or any Segment is in any way reduced (such reduction not resulting from the implementation by the applicable authorities having jurisdiction over the Lender or its Lending Office of the matters set out in the Statement), in any such case by or in an amount which is not on account of Excluded Tax and which the Lender reasonably considers is material, then:

         (d) the Lender shall promptly notify the Borrower of the occurrence of that event, providing reasonable details of the event and the nature and amount of such increased cost or reduction; and

         (e) the Lender and the Borrower shall negotiate in good faith with a view to avoiding the imposition of such increased cost or reduction in such a manner which does not increase the cost to the Lender of making, funding or maintaining the Commitment or any Segment or reduce the return on the capital employed to fund the Commitment or any Segment and if the Borrower and the Lender cannot come to an agreement within twenty (20) Business Days of notice given under Clause 12.1(d) then on demand from time to time the Borrower shall pay to the Lender the amount certified in good faith by an Authorised Officer of the Lender which shall reasonably compensate the lender for such increased cost or reduction.

         This Clause applies with respect to official directives or requests whether or not having the force of law and, if not having the force of law, the observance of which is in accordance with the practice of prudent banks in the country concerned.

12.2     Minimisation of cost

         The Lender shall use reasonable endeavours to avoid or, if avoidance is not possible, to minimise any such cost, reduction or payment referred to in Clause 12.1 and the effect of any unlawfulness referred to in Clause 12.5.

12.3     Survival of obligations

         The Borrower's and Lender's obligations under this Clause shall survive the repayment of the Principal Outstanding and the termination of this Agreement.

12.4     Prepayment on increased costs

         If:

         (a)      the Borrower receives a notice under Clause 12.1(d); or,

         (b) as a result of the making of, or a change in the interpretation or application by any Governmental Agency of, any law or treaty the Borrower is or will become obliged to make any additional payment under Clause 11 (Taxation), the Borrower, at any time within forty (40) Business Days of receiving that notice or becoming so obliged, may upon notice to the Lender immediately prepay the Principal Outstanding, together with accrued interest thereon and the amount (if any) payable by the Borrower under Clause 12.7.

12.5     Lender Illegality

         If the making of, or a change in the interpretation or application by any Governmental Agency of, any law or treaty makes it unlawful for the Lender to make, fund or maintain the accommodation required under this Agreement then the Lender immediately upon becoming so aware shall notify the Borrower of the unlawfulness with evidence certified by an Authorised Officer of the Lender of that unlawfulness and:

         (a) the Lender shall consult in good faith with the Borrower with a view to finding an alternative, including, without limitation, changing its Lending Office to another jurisdiction provided that such alternative or change does not subject the Borrower or the Guarantor to any increase in costs, Taxes or expenses which are a direct or indirect consequence of that alternative or change, and if an alternative or change cannot be agreed upon:

         (b) the Lender may by notice to the Borrower reduce the Commitment or require the Borrower to reduce the Principal Outstanding to the extent that it is unlawful;

         (c) if required by the law or treaty, or if necessary to prevent or remedy a breach of the law or treaty, the Borrower will prepay the Principal Outstanding or the reduction therein referred to in paragraph (b) as the case may be, together with accrued interest thereon and all fees and other amounts due and payable as at that date under this Agreement and the amount (if any) payable under Clause 12.7; and

         (d) that prepayment shall be made immediately after receipt of the notice referred to in paragraph (b), but if delay in prepayment is permitted by, or will not cause a breach of, the law or treaty, it shall be made on the latest permitted day and until such day, the Borrower shall remain entitled to give the Lender Selection Notices in relation to the Segment or Segments in question provided that in no case shall the Borrower select a Funding Period which expires after the latest day permitted by the relevant law or treaty for repayment.

12.6     Borrower or Guarantor Illegality

         If it becomes unlawful for the Borrower to perform or comply with its obligations under this Agreement or for the Guarantor to perform or comply with any of its obligations under the CSR Guarantee, then the Borrower immediately upon becoming so aware shall give notice of the unlawfulness to the Lender with evidence certified by an Authorised Officer of the Borrower of that unlawfulness and:

         (a) the Borrower shall consult in good faith with the Lender and the Guarantor with a view to finding an alternative, including without limitation, changing the Lending Office to another jurisdiction provided that such alternative or change does not subject the Lender, Borrower or the Guarantor to any increase in costs, Taxes or expenses which are a direct or indirect consequence of that alternative or change, and if an alternative cannot be agreed upon:

         (b) the Lender may by notice to the Borrower reduce the Commitment or require the Borrower to reduce the Principal Outstanding to the extent that it is unlawful;

         (c) if required by the law or treaty, or if necessary to prevent or remedy a breach of the law or treaty, the Borrower will prepay the Principal Outstanding or the reduction therein referred to in paragraph (b) as the case may be, together with accrued interest thereon and all fees and other amounts due and payable as at that date under this Agreement and the amount (if any) payable under Clause 12.7; and

         (d) that prepayment shall be made immediately after receipt of the notice referred to in paragraph (b), but if delay in prepayment is permitted by, or will not cause a breach of, the law or treaty, it shall be made on the latest permitted day and until such day, the Borrower shall remain entitled to give the Lender Selection Notices in relation to the Segment or Segments in question provided that in no case shall the Borrower select a Funding Period which expires after the latest day permitted by the relevant law or treaty for repayment.

12.7     Break Costs

         If the Borrower prepays any amount ("the Amount Prepaid") pursuant to this Agreement otherwise than on the last day of a Funding Period then, if the amount determined as follows ("the Break Amount") is negative, the Borrower shall pay to the Lender the Break Amount, and if the Break Amount is positive, the Lender shall pay to the Borrower the Break Amount:

                                     AP x [MR - IR] x RD
                    Break Amount  =  -------------------
                                             360

         Where:

         AP       means the Amount Prepaid.

         MR means the rate of interest (expressed as a percentage per annum) which would have been payable to the Lender in respect of a deposit in an amount equal to the Amount Prepaid as if it had been placed by the Lender, for the period defined as RD below, with a prime bank in the London interbank market.

         IR means the Interest Rate (expressed as a percentage per annum) determined in accordance with Clause 9 which would otherwise have been applicable to the Amount Prepaid.

         RD means the number of days from and including the date of prepayment to but excluding the last day of the relevant Funding Period.

13       CONDITIONS PRECEDENT

13.1     Conditions precedent to Initial Drawdown Notice

         The right of the Borrower to give the initial Drawdown Notice and the obligations of the Lender under this Agreement are subject to the Lender having received:-

         (a) certified true copies of the certificate of incorporation and the constitution of the Guarantor and of the certificate of incorporation and by-laws of the Borrower;

         (b) a certified true copy of the resolutions of the board of directors of the Borrower approving the entry into this transaction and the execution of documents evidencing it;

         (c) certified true copies of the power of attorney of the Guarantor under which it has executed the CSR Guarantee and of the resolution of the board of directors of the Guarantor authorising the execution of that power of attorney; and

         (d)      the CSR Guarantee duly executed by the Guarantor;

         (e) a certified copy of a specimen signature of each Authorised Officer of the Borrower and the Guarantor;

         (f) a legal opinion substantially in the form of Annexure E from Allens Arthur Robinson as to the CSR Guarantee.

13.2     Conditions precedent to Drawdown

         The obligation of the Lender to make funds available on a Drawdown Date is subject to the further conditions precedent that:

         (a) (representations true): the representations and warranties by the Borrower in this Agreement and by the Guarantor in the CSR Guarantee are true in all material respects as at the date of the relevant Drawdown Notice and the Drawdown Date as though they had been made at that date, in each case by reference to the facts and circumstances then subsisting;

         (b) (no default): no Event of Default or event which with lapse of time and/or giving of notice would be an Event of Default shall be subsisting and unwaived at the date of the relevant Drawdown Notice and the Drawdown Date or will result from the provision of the Segment; and

         (c) (Authorisation): all necessary Authorisations for the provision of that Segment (if any) have been obtained.

14       REPRESENTATIONS AND WARRANTIES

14.1     Representations and warranties

         The Borrower makes the following representations and warranties for the benefit of the Lender.

         (a) (Status): It is a corporation duly incorporated and validly existing in good standing under the laws of the State of Georgia.

         (b) (Corporate power): It has the corporate power to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement.

         (c) (Corporate authorisations): It has taken all necessary corporate action to authorise the entry into and performance of this Agreement and the transactions contemplated by this Agreement.

         (d) (Agreement binding): This Agreement constitutes its valid and binding obligation enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, liquidation or similar laws of general application and equitable principles and remedies.

         (e) (Transactions permitted): Neither the execution and performance by it of this Agreement nor any transaction contemplated by or under this Agreement will violate in any respect any provision of:

                  (i) any law or treaty or any judgment, ruling, order or decree of any Governmental Agency binding on it;

                  (ii)     its certificate of incorporation and by-laws;

                  (iii) any other document or agreement which is binding upon it or its assets,

                  and, except as may be provided by this Agreement, to its knowledge and belief, did not and will not result in:

                  (iv) the creation or imposition of any Security Interest on any of its assets under any of the foregoing which would have a Material Adverse Effect; or

                  (v) the acceleration of any obligation or the cancellation of any right of it with respect to any Financial Indebtedness, or anything which constitutes (or which, with the giving of notice and/or lapse of time would constitute) an event of default under any agreement relating to Financial Indebtedness, in each case to an extent which would have a Material Adverse Effect.

         (f)      (Accounts):

                  (i) Its most recent audited accounts present fairly, in all material respects, its financial position and the results of its operations as at the date and for the period to which they relate.

                  (ii) Those accounts have been prepared in accordance with accounting principles and practices generally accepted in Australia consistently applied, except to the extent of departures disclosed in those accounts and the notes thereto or in the auditor's report attached to those accounts.

         (g) (No litigation): Subject to matters disclosed in its accounts and the notes thereto and information in press releases issued or notifications given to any stock exchange by the Borrower or the Guarantor and any other information notified in writing to the Lender by the Borrower or the Guarantor from time to time no litigation, arbitration, tax claim, dispute or administrative proceeding is presently current or pending or, to its knowledge, threatened, which, if adversely determined, would have a Material Adverse Effect.

         (h) (No default): It is not in default for non-payment (subject to any grace period, waiver or any indulgence whatsoever) of any Financial Indebtedness in an amount in excess of US$20,000,000 (or an equivalent amount in another currency) under any document or agreement binding on it or it is contesting in good faith its liability for such Financial Indebtedness and to its knowledge nothing has occurred which is or would with the giving of notice and/or lapse of time constitute an event of default under any such document or agreement in circumstances where such default for non-payment or occurrence, as the case may be, would have a Material Adverse Effect.

         (i) (Authorisations): All Authorisations, if any, obtainable and required in connection with the execution, delivery or performance by it and the validity and enforceability of this Agreement and the transactions contemplated by this Agreement have been obtained or effected and are in full force and effect.

         (j) (Material adverse changes): Since the date of its latest audited accounts there has been no change in its financial position and operations which would have a Material Adverse Effect on both it and the Guarantor (and in respect of the Guarantor, Material Adverse Effect shall have the meaning given in the CSR Guarantee).

         (k)      (ERISA): It has not:

                  (i) voluntarily terminated any employee pension benefit plan covered by Title IV of ERISA where such termination has resulted in a liability of the Borrower to the Pension Benefit Guaranty Corporation which would have a Material Adverse Effect;

                  (ii) entered into any prohibited transaction (as defined in Section 4975 of the Internal Revenue Code or in
                           Section 406 of ERISA) involving any employee benefit plan covered by Title 1 of ERISA which has resulted in any liability for Tax under Section 4975 of the Internal Revenue Code or Section 502 of ERISA which would have a Material Adverse Effect; or

                  (iii) caused or permitted the occurrence of any reportable event (as defined in Section 4043 of ERISA) other than any such event with respect to which the 30-day notice requirement has been waived in relation to any employee benefit plan covered by Title 1 of ERISA which has resulted in a liability to the Borrower which would have a Material Adverse Effect.

14.2     Deemed Repeated

         Each of the representations and warranties contained in this Agreement shall be deemed to be repeated by the Borrower at the date of each Drawdown Notice and Selection Notice by reference to the facts and circumstances then subsisting.

15       UNDERTAKINGS

15.1     General undertakings

         The Borrower undertakes to the Lender as follows, except to the extent that the Lender otherwise consents in writing.

         (a)      (Corporate reporting and information): It will furnish to the
                  Lender:

                  (i) (annual accounts): as soon as practicable (and in any event not later than 120 days) after the close of each of its financial years copies of its audited consolidated and unconsolidated statement of financial position and statement of financial performance;

                  (ii) (semi-annual accounts): as soon as practicable (and in any event not later than 90 days) after the first half of each of its financial years a copy of its unaudited accounts in respect of that half year as prepared by it for incorporation into the semi-annual accounts of the Guarantor referred to in Clause 4.1(a)(ii) of the CSR Guarantee; and

                  (iii) (other information): such other information (other than information which in its reasonable opinion it requires to keep confidential) in relation to its financial condition or business as the Lender may reasonably request.

         (b) (Accounting principles): It will ensure that each statement of financial position and statement of financial performance furnished by it to the Lender under paragraph (a) shall:

                  (i) be prepared in accordance with accounting principles and practices generally accepted in Australia consistently applied except to the extent of departures disclosed in those accounts and the notes thereto or in the auditor's report attached to those accounts; and

                  (ii) present fairly, in all material respects, its financial position and the results of its operations as at the date and for the period to which they relate.

         (c) (Authorisations): It will use all reasonable endeavours to ensure that all Authorisations obtainable and required for the validity, enforceability and performance of its obligations under this Agreement are obtained and maintained in full force and effect.

         (d) (Notice to Lender): It will give notice to the Lender as soon as it becomes aware of the occurrence of any Event of Default.

         (e) (Negative pledge): It will not create, permit or suffer to exist, without the prior consent of the Lender, which consent shall not be unreasonably withheld or delayed, any Security Interest over all or any of its assets if the aggregate amount from time to time outstanding thereunder represents more than ten per cent (10%) of the value of its total assets (as disclosed in its latest audited accounts), disregarding:

                  (i) liens arising by operation of law in the ordinary course of business;

                  (ii) any Security Interest existing at the time of acquisition on any asset acquired by it after the date of this Agreement and not created in contemplation of the acquisition provided that there is no increase in the amount of the principal moneys secured by that Security Interest;

                  (iii) any Security Interest created on any asset or group of associated assets acquired by it at arms' length from an unrelated party or developed by it after the date of this Agreement:

                           (A) for the sole purpose of financing or refinancing that acquisition or development; and

                           (B) securing principal moneys not exceeding one hundred per cent (100%) of the cost of that acquisition or development;

                  (iv) any Security Interest on an asset in substitution for an existing Security Interest on that asset in connection with the refinancing of the borrowed money secured on that asset provided there is no increase in the amount of the principal moneys secured by that Security Interest;

                  (v) any Security Interest in the nature of a project cross-charge to secure only the performance of its obligations to the other joint venturers in the project;

                  (vi) any Security Interest existing at the date of this Agreement provided there is no increase in the amount of the principal moneys secured by that Security Interest;

                  (vii) any rights by way of reservation or retention of title which are required by the supplier of any property to the Borrower in the ordinary course of business;

                  (viii) any rights of set-off arising in the ordinary course of business or by operation of law;

                  (ix) any lien in respect of a judgment debt against the Borrower provided that stay of execution in respect thereof has been obtained or adequate reserves have been provided in respect thereof;

                  (x) any Security Interest which the Borrower is required to create by any applicable law or is required or considers it necessary or expedient to create in order to obtain any governmental or regulatory consent, approval, authority, licence, permission or exemption; and

                  (xi)     any statutory charge in favour of any Governmental
                           Agency,

                  and without in any such case at the same time extending to the Lender equally and rateably, the same such Security Interest (or its equivalent as the Lender shall reasonably require).

         (f) (Corporate existence): It will do all things necessary to maintain its corporate existence.

         (g) (Pari Passu): It will ensure that its obligations under this Agreement rank and will continue to rank at least pari passu with all of its other unsecured and unsubordinated obligations, other than obligations preferred by operation of law.

15.2     Term of undertakings

         Each undertaking in this Clause shall continue from the date of this Agreement until all moneys payable by the Borrower under this Agreement are fully and finally repaid.

16       EVENTS OF DEFAULT

         Upon the occurrence of any of the following (whether or not within the control of the Borrower):

         (a) (non-payment): the Borrower fails to pay any amount of principal payable by it under this Agreement when due and that amount remains unpaid for a period of five Business Days after the due date or the Borrower fails to pay any interest or other amount payable by it under this Agreement (other than principal) and that amount remains unpaid for a period of five Business Days from the date of notice of that non-payment by the Lender to the Borrower;

         (b)      (other obligations):

                  (i) the Borrower fails to observe or perform any of its other material obligations under this Agreement or the Guarantor fails to observe or perform any of its material obligations under the CSR Guarantee and such failure is not waived by the Lender; and

                  (ii) if such failure is capable of remedy, it is not remedied to the reasonable satisfaction of the Lender within twenty Business Days of the Lender notifying the Borrower or the Guarantor (as the case may be) of such failure (or such longer period as the Lender shall agree);

         (c) (misrepresentation): any representation, warranty or statement made or deemed to be made by the Borrower in this Agreement or the Guarantor in the CSR Guarantee proves to have been untrue in any material adverse respect when made or deemed to be repeated;

         (d) (cross default): the Borrower or the Guarantor is in default for non-payment (subject to any grace period, waiver or any indulgence whatsoever) of any Financial Indebtedness in an amount in excess of US$20,000,000 (or an equivalent amount in another currency) under any document or agreement binding on it, or any Financial Indebtedness in an amount in excess of US$20,000,000 (or an equivalent amount in another currency) under any document or agreement binding on it, is validly declared to be or otherwise validly becomes due and payable prior to its specified maturity by reason of an event of default (unless in any case the Borrower or the Guarantor, as the case may be, is contesting in good faith its liability for the Financial Indebtedness in question);

         (e)      (winding up):

                  (i) in respect of the Borrower, an application, petition or proceeding is made, filed or instituted with any court or tribunal seeking an order for relief under the United States Federal Bankruptcy Code or seeking to adjudicate it bankrupt or insolvent or seeking dissolution, winding up, liquidation, reorganisation, arrangement, adjustment or composition of it or its debts under any bankruptcy, insolvency or other similar law and, in the event that such application, petition or proceeding was not made, filed or commenced voluntarily by the Borrower or the Guarantor, such application, petition or proceeding remains undismissed or unstayed for a period of forty Business Days; or

                  (ii) in respect of the Guarantor, an application (other than one which is frivolous or vexatious or which is in respect of indebtedness which is not in excess of US$20,000,000 (or an equivalent amount in another currency)) is made for its winding up or dissolution, and the Guarantor cannot, within forty Business Days, or such longer period as the Lender shall agree, reasonably satisfy the Lender that it will be able to prevent the making of an order in respect of such application; or

                  (iii) an order is made for the winding up or dissolution of the Borrower or the Guarantor; or

                  (iv) a resolution is passed in respect of, or other corporate action is taken to authorise or effect any of the foregoing by, the Borrower or the Guarantor, otherwise than for the purposes of reconstruction or amalgamation on terms approved by the Lender (such approval not to be unreasonably withheld or delayed);

         (f) (receiver): a receiver or receiver and manager, official manager, trustee, or similar officer is appointed over all or any substantial part of the assets or undertaking of the Borrower or the Guarantor and the Borrower or the Guarantor (as the case may be) cannot reasonably satisfy the Lender within twenty Business Days, or such longer period as the Lender shall agree, that such appointment is frivolous or vexatious or has been or will be stayed or withdrawn or discharged;

         (g) (Security Interests): any Security Interest over any of the assets of the Borrower or the Guarantor becomes enforceable or is enforced, in each case, in respect of an amount which is in excess of US$20,000,000 (or an equivalent amount in another currency) and is not discharged or satisfied within twenty Business Days (or such longer period as the Lender may agree) of becoming enforceable or being enforced;

         (h) (execution): a distress, attachment or other execution (other than one which is frivolous or vexatious) is levied or enforced upon or against any asset of the Borrower or the Guarantor in respect of an amount which is in excess of US$20,000,000 (or an equivalent amount in another currency) and is not paid out or satisfied or stayed within twenty Business Days of its levy or enforcement or such longer period as the Lender may agree;

         (i) (cessation of business): the Borrower or the Guarantor ceases or threatens to cease to carry on business or stops payment generally;

         (j) (reduction of capital): the Borrower or the Guarantor reduces or attempts to reduce its issued share capital (excluding reserves) otherwise than as permitted by law;

         (k) (insolvency): the Borrower or the Guarantor is unable to pay its debts when they fall due;

         (l) (arrangement with creditors): the Borrower or the Guarantor enters into or resolves to enter into any arrangement, composition or compromise with or assignment for the benefit of its creditors generally or any class of its creditors or proceedings are commenced to sanction any such arrangement, composition or compromise other than for the purposes of a reconstruction or amalgamation on terms approved by the Lender (such approval not to be unreasonably withheld or delayed);

         (m) (revocation of Authorisation): any Authorisation of a Governmental Agency which is essential to the performance by the Borrower or the Guarantor of its obligations under this Agreement or the CSR Guarantee (as the case may be) or for the validity and enforceability of this Agreement is repealed, revoked or terminated or expires and is not replaced by another sufficient Authorisation within twenty Business Days or such later period as the Lender may agree;

         (n) (subsidiary): the Borrower ceases to be a Subsidiary of the Guarantor; or

         (o) (CSR Guarantee): the CSR Guarantee is not, or at any time ceases to be, the valid and binding obligation of the Guarantor,

         then in any such event, and at any time subsequently and while such event is subsisting, the Lender may by notice to the Borrower:

         (A) declare all moneys owing under this Agreement to be immediately due and payable whereupon such moneys shall be deemed to be due and payable and the Borrower shall immediately repay the Principal Outstanding together with accrued interest and fees and all such other moneys due under this Agreement; and/or

         (B)      cancel the Commitment.

17       INTEREST ON OVERDUE AMOUNTS

17.1 The Borrower shall on demand by the Lender from time to time pay interest on all amounts due and payable by it under or in relation to this Agreement and unpaid (including interest payable under this Clause) in US$.

17.2 Such interest shall accrue from day to day from the due date up to but excluding the date of actual payment, before and (as a separate and independent obligation) after judgment at the Default Rate, and the Clause 9.3 basis of calculation of interest shall apply.

18       FEES

18.1     Commitment fee

         (a) The Borrower will pay to the Lender a commitment fee of [ ]% per annum on the daily amount of the Undrawn Commitment (if any).

         (b) The commitment fee shall be calculated on the actual number of days elapsed and on the basis of a year of 360 days.

         (c) Accrued commitment fees shall be payable in arrears on the last Business Day of each calendar quarter and in any case on the Repayment Date.

18.2     Establishment fee

         On the date of execution of this Agreement, the Borrower will
         pay to the Lender an establishment fee of US$[   ].

19       INDEMNITIES

         The Borrower shall indemnify the Lender against any reasonable loss, cost or expense the Lender may sustain or incur as a consequence of:

         (a)      the occurrence of any Event of Default;

         (b) a Segment requested in a Drawdown Notice not being borrowed for any reason (including, without limitation, failure to fulfil any condition precedent) other than any default by the Lender; or

         (c) the Lender receiving payments of principal in respect of any Segment other than on the last day of a Funding Period relating to that Segment for any reason within the reasonable control of the Borrower other than as a result of prepayment in accordance with this Agreement and default by the Lender.

20       CURRENCY INDEMNITY

         Whenever:

         (a) any amount payable by the Borrower under or in respect of this Agreement is received or recovered by the Lender in a currency (the "Payment Currency") other than US$ for any reason (including without limitation as a result of any judgment or order or the liquidation of the Borrower or any proof or claim in connection with that liquidation); and

         (b) the amount actually received by the Lender in accordance with its normal practice by converting the Payment Currency into US$ is less than the relevant amount of US$,

         then the Borrower shall as an independent obligation indemnify the Lender on demand against the deficiency.

21       EXPENSES

         The Borrower shall on demand reimburse the Lender:

         (a) for its reasonable legal expenses in connection with the review and execution of this Agreement and the CSR Guarantee up to a maximum amount of A$ (Australian Dollars) 5,000; and

         (b) for the reasonable expenses of the Lender in connection with the enforcement of, or the preservation of any rights under, this Agreement and the CSR Guarantee, including in each case reasonable legal costs and expenses.

22       STAMP DUTIES

22.1 The Borrower shall pay and indemnify the Lender against all stamp, transaction, registration and similar Taxes payable in Australia or the United States of America (including fines and penalties other than fines and penalties incurred as a result of delay or default by the Lender), except those which would not otherwise have been payable in relation to the execution of this Agreement or the CSR Guarantee and for which liability to pay arises by reason of any act or omission of the Lender (other than the bringing of this Agreement into New York or the bringing of the CSR Guarantee into New South Wales for the purposes of enforcing or preserving the Lender's rights thereunder or if required by the law of those respective jurisdictions), which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement or the CSR Guarantee or any payment or receipt or any other transaction contemplated by this Agreement or the CSR Guarantee.

22.2 The Borrower shall indemnify the Lender on demand against any liabilities resulting from the Borrower's delay or omission to pay the Taxes required to be paid by the Borrower under Clause 22.1.

23       SET-OFF

23.1 If the Borrower fails to pay following a declaration under Clause 16(A), the Borrower authorises the Lender (but without obligation on the part of the Lender) to apply any credit balance in any currency (whether or not matured) in any of its accounts with any branch of the Lender in or towards satisfaction of the amount due and payable by it to the Lender under that clause and the Lender shall promptly notify the Borrower of the details of any such set-off.

23.2 The Lender may effect such currency exchanges as are appropriate to implement such set-off.

24       WAIVERS, REMEDIES CUMULATIVE

24.1 No failure to exercise and no delay in exercising any right, power or remedy under this Agreement by the Lender or the Borrower shall operate as a waiver, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

24.2 The rights, powers and remedies provided to the Lender and to the Borrower in this Agreement are cumulative and not exclusive of any rights, powers or remedies provided by law.

25       SEVERABILITY OF PROVISIONS

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability but that shall not invalidate the remaining provisions of this Agreement or affect that provision in any other jurisdiction.

26       SURVIVAL OF REPRESENTATIONS AND INDEMNITIES

26.1 All representations and warranties in this Agreement shall survive the execution and delivery of this Agreement and the provision of Segments under this Agreement.

26.2     Each indemnity in this Agreement shall:

         (a)      be a continuing obligation;

         (b) constitute a separate and independent obligation of the party giving the indemnity from its other obligations under this Agreement; and

         (c)      survive termination of this Agreement.

27       MORATORIUM LEGISLATION

         To the full extent permitted by law, all legislation which at any time directly or indirectly:

         (a) lessens or otherwise varies or affects in favour of the Borrower or the Guarantor any obligation under this Agreement; or

         (b) delays or otherwise prevents or prejudicially affects the exercise by the Lender of any right, power or remedy conferred by this Agreement.

         is negatived and excluded from this Agreement.

28       ASSIGNMENTS

28.1     Assignment by Borrower

         The Borrower may assign or transfer all or any of its rights or obligations under this Agreement to a Related Body Corporate with the prior written consent of the Lender, which consent shall not be unreasonably withheld or delayed but may not otherwise assign or transfer to any other party.

28.2     Assignment by Lender

         The Lender at any time may assign or transfer all or any of its rights or obligations under this Agreement to a Related Body Corporate with the prior written consent of the Borrower and the Guarantor, which consent shall not be unreasonably withheld or delayed, or, subject to the Lender notifying the Borrower prior to any approach to a potential assignee or transferee, to another bank or financial institution with the prior written consent of the Borrower and the Guarantor, but in each such case any such assignment or transfer shall not release the Lender from any obligations or liabilities arising under this Agreement or the CSR Guarantee prior to the date of such assignment or transfer. In no event may the Lender sub-participate its interest in any Segment or in this Agreement without the prior written consent of the Borrower and the Guarantor.

28.3     Disclosure

         The Lender may with the prior consent of the Borrower or the Guarantor (as appropriate) (which shall not unreasonably be withheld or delayed) disclose to a proposed assignee, or transferee or sub-participant information relating to the Borrower or the Guarantor or furnished in connection with this Agreement provided that the Lender procures that any such person shall have first delivered to the Borrower and the Guarantor a confidentiality undertaking in form and substance reasonably acceptable to the Borrower and the Guarantor, provided further that the provisions of this Clause 28.3 shall not apply to any information in the public domain, otherwise than as a result of a breach by the Lender of this Clause 28.3.

28.4     Change of Lending Office

         The Lender may change its Lending Office with the prior written consent of the Borrower and the Guarantor, which consent shall not be unreasonably withheld or delayed.

28.5     No increased costs

         Notwithstanding anything to the contrary in this Agreement, if the Lender assigns or transfers its rights or obligations under this Agreement or changes its Lending Office, the Borrower shall not be required to pay any increase in the aggregate amount of costs, Taxes, fees or charges which is a direct or indirect consequence of the assignment or transfer or change of its Lending Office, including, without limitation, any stamp duty or other Taxes referred to in Clause 22 (Stamp Duties).

29       NOTICES

         All notices, notifications, requests, demands, consents, approvals, agreements or other communications to or by a party to this Agreement shall:

         (a)      if to the Lender or the Borrower, be copied to the Guarantor;

         (b) be in writing addressed to the recipient as follows or as otherwise may be notified to the sender:

                  (i)      if to the Borrower, at:

                           Rinker Materials Corporation
                           1501 Belvedere Road
                           West Palm Beach
                           Florida, 33406
                           UNITED STATES OF AMERICA

                           Attention:       Chief Financial Officer
                           Facsimile:       +1 (561) 820 8330

                           cc the Guarantor
                  (ii)     if to the Lender, at:

                           [***]


                           Attention:       [***]
                           Facsimile:       [***]

                           cc the Guarantor

                  (iii)    if to the Guarantor, at:

                           CSR Limited

                           Level 6, 9 Help Street
                           Chatswood  NSW  2067
                           AUSTRALIA

                           Attention:       The Treasurer
                           Facsimile:       +61 (2) 9235 8125

         (c)      be signed by an Authorised Officer of the sender; and

         (d)      be deemed to be duly given or made:

                  (i) (in the case of delivery in person or by post) when delivered to the recipient at such address; or

                  (ii) (in the case of facsimile transmission) on receipt by the sender of the OK transmission report showing the correct number of pages as having been transmitted,

                  but if such delivery or receipt is later than 5.00 p.m. (local time) on a day on which business is generally carried on in the place to which such communication is sent, it shall be deemed to have been given or made at the commencement of business on the next such day in that place.

30       AUTHORISED OFFICERS

         In absence of written notice to the contrary, each party authorises the other to rely on a certificate by any person purporting to be a director or secretary of the other as to the identity and signatures of its Authorised Officers and warrants that those persons have been authorised to give notices and communications under or in connection with this Agreement.

31       GOVERNING LAW AND JURISDICTION

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within that State. The Borrower agrees that any action or proceeding against it relating in any way to this Agreement or any of the transactions contemplated hereby may be brought and enforced in the courts of the State of New York or of the United States for the Southern District of New York and the Borrower irrevocably submits to the non-exclusive jurisdiction of each such court in respect of any such action or proceeding. Nothing herein is intended to be, or shall be deemed to constitute, a general submission to the jurisdiction of any such court or a submission to such jurisdiction in any action or proceeding except as expressly set forth in the immediately preceding sentence.

32       COUNTERPARTS

         This Agreement may be executed in any number of counterparts. All of such counterparts taken together shall be deemed to constitute the one instrument. Exchange by facsimile of executed counterparts thereof shall be effective for all purposes.

33       AMENDMENTS

         This Agreement may not be amended varied or modified in any respect except by written instrument signed by each party.


IN WITNESS the parties have executed this Agreement


SIGNED for and on behalf of
RINKER MATERIALS CORPORATION by
its duly authorised signatories
in the presence of:
                                    -------------------------------------------
                                    Authorised Signatory


----------------------------------  -------------------------------------------
Witness                             Authorised Signatory

SIGNED for and on behalf of
[***] by its duly authorised
signatory in the presence of:


----------------------------------  -------------------------------------------
Witness                             Authorised Signatory

                                   ANNEXURE A

                                DRAWDOWN NOTICE


To:      [                            ]

cc       CSR Limited Fax No. + 61 (2) 9235 8125

                  364 DAY COMMITTED LOAN FACILITY - DRAWDOWN NOTICE

We refer to the Loan Facility Agreement dated ______July 2002 (the
"Agreement").

Pursuant to Clause 4 of the Agreement:

(1) we give you irrevocable notice that we wish to draw on ___________ 20__ (the "Drawdown Date".

(2)      the aggregate principal amount to be drawn is [     ]

(3)      particulars of each Segment are as follows:


         Principal                Drawdown                Funding
          Amount                    Date                   Period



(4) we request that the proceeds of the same be remitted to account number _______ at _______.

Expressions defined in the Agreement have the same meaning when used in this Drawdown Notice.

For and on behalf of

RINKER MATERIALS CORPORATION

By:      [Authorised Officer]

Dated:                , 20__ .

NB THE LENDER SHALL NOTIFY THE BORROWER AND THE GUARANTOR OF THE INTEREST RATE FOR EACH FUNDING PERIOD AS SOON AS IT IS ASCERTAINED.

                                   ANNEXURE B

                                SELECTION NOTICE

To:      [                            ]

cc       CSR Limited Fax No. + 61 (2) 9235 8125

               364 DAY COMMITTED LOAN FACILITY - SELECTION NOTICE

We refer to the Loan Facility Agreement dated _______July 2002 (the
"Agreement").

Pursuant to Clause 5 of the Agreement:

(1) we give you irrevocable notice that we wish to continue [a Segment/Segments] on _______, 20______;

(2)      particulars of [each/the] Segment requested are as follows:


         Principal                Selection               Funding
           Amount                   Date                   Period




Expressions defined in the Agreement have the same meaning when used in this Selection Notice.

For and on behalf of

RINKER MATERIALS CORPORATION

By:      [Authorised Officer]

Dated:   ____________, 20__.

NB THE LENDER SHALL NOTIFY THE BORROWER AND THE GUARANTOR OF THE INTEREST RATE FOR EACH FUNDING PERIOD AS SOON AS IT IS ASCERTAINED.

                                   ANNEXURE C

                                REPAYMENT NOTICE

To:      [                            ]

cc       CSR Limited Fax No. + 61 (2) 9235 8125

               364 DAY COMMITTED LOAN FACILITY - REPAYMENT NOTICE

We refer to the Loan Facility Agreement dated ________ July 2002 (the "Agreement").

Pursuant to Clause 8.3 of the Agreement we give you irrevocable notice that we wish to repay the following [Segment/Segments] on the following [date/dates]:


         Principal                Last Day of Funding
          Amount                        Period



Expressions defined in the Agreement have the same meaning when used in this Repayment Notice.

For and on behalf of

RINKER MATERIALS CORPORATION

By:      [Authorised Officer]

Dated:   ____________, 20__.

                                   ANNEXURE D

                                 CSR GUARANTEE


                                  CSR LIMITED
                               ABN 90 000 001 276


                                  (Guarantor)


                                      and


                                     [***]


                                    (Lender)


                                 CSR GUARANTEE



                             GIVEN IN RELATION TO A


                                    US$[   ]


                                   REVOLVING


                            LOAN FACILITY AGREEMENT


                                    364 DAYS


                                      FOR


                          RINKER MATERIALS CORPORATION

                                    CONTENTS


Clause                                                                  Page
------                                                                  ----

1  DEFINITIONS AND INTERPRETATIONS                                       33

2  GUARANTEE                                                             36

3  REPRESENTATIONS AND WARRANTIES                                        40

4  UNDERTAKINGS                                                          42

5  CURRENCY INDEMNITY                                                    44

6  SET OFF                                                               44

7  WAIVERS, REMEDIES CUMULATIVE                                          45

8  SEVERABILITY OF PROVISIONS                                            45

9  SURVIVAL OF REPRESENTATIONS AND INDEMNITIES                           45

10 MORATORIUM LEGISLATION                                                45

11 TAXATION                                                              45

12 ASSIGNMENTS                                                           46

13 NOTICES                                                               47

14 AUTHORISED OFFICERS                                                   48

15 GOVERNING LAW AND JURISDICTION                                        48

16 COUNTERPARTS                                                          48

17 AMENDMENTS                                                            48

18 GOODS AND SERVICES TAX                                                48

                                 CSR GUARANTEE


THIS AGREEMENT is made the         day of July, 2002

BETWEEN CSR LIMITED (ABN 90 000 001 276) of Level 1, 9 Help Street, Chatswood, New South Wales, 2067, Australia (the "Guarantor")

AND               [***] of [***], United States of America (the "Lender")


WHEREAS

The Borrower (as defined below) requested the Lender to provide it with financial accommodation. The Lender agreed to do so. The Borrower is a Subsidiary of the Guarantor. In consideration of the Lender agreeing to provide financial accommodation to the Borrower, the Guarantor agrees to guarantee the obligations of the Borrower to the Lender.

NOW IT IS AGREED as follows:

1        DEFINITIONS AND INTERPRETATIONS

1.1      Definitions

         When used in this Agreement the following terms shall have the following meanings unless the context otherwise requires:

         "Authorisation" includes:

         (a) any consent, authorisation, registration, filing, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with a Governmental Agency; or

         (b) the expiry of the specified period during which a Governmental Agency by law may intervene or act, but does not do so, to prohibit or restrict in whole or part anything in respect of this Agreement.

         "Authorised Officer" means:

         (a) in respect of the Guarantor, any person who is a director, principal executive officer, secretary, assistant secretary, general manager corporate strategy, treasurer or attorney of the Guarantor or any person from time to time nominated as an Authorised Officer by the Guarantor by notice to the Lender signed by two Authorised Officers, such notice to be accompanied by certified copies of signatures of all persons so appointed; and

         (b) in respect of the Lender, any person whose title of office includes the word "Senior Vice President" or "Vice President" or cognate expressions (including any person acting in any such office) or any secretary or director and the Guarantor shall be entitled to assume that any person purporting to hold such office does hold such office.

         "Borrower" means Rinker Materials Corporation.

         "Business Day" means a day, other than a Saturday or a Sunday or gazetted public holidays, on which banks are open for business New York City and Sydney.

         "Drawdown Notice" means a notice given or to be given in accordance with Clause 4 of the Loan Facility Agreement.

         "Event of Default" means any of the events specified in Clause 16 of the Loan Facility Agreement.

         "Excluded Tax" means any Tax imposed by any jurisdiction on the net income or capital gains of the Lender as a consequence of the Lender being a resident of or organised or doing business in that jurisdiction, but excluding any Tax:

         (a) which is calculated on or by reference to the gross amount of any payment (without the allowance of any deduction) under this Agreement; or

         (b) which is imposed as a result of the Lender being considered a resident of or organised or doing business in that jurisdiction solely as a result of it being a party to this Agreement.

         "Financial Indebtedness" means any indebtedness (other than trade credit in the ordinary course of business) in respect of moneys borrowed or raised or any financial accommodation whatsoever including (without limiting the generality of the foregoing) under or in respect of any bill, acceptance, endorsement, bond, note, debenture or other similar debt security, guarantee, redeemable share (where such share is redeemable prior to the Repayment Date as that term is defined in the Loan Facility Agreement), discounting arrangement, finance or capital lease, hire purchase of any asset or service, any obligation to deliver goods or provide services paid for in advance by any financier or in relation to any other financing transaction.

         "Governmental Agency" means any government or any governmental, semi-governmental or judicial entity, authority or agency.

         "GST" has the meaning given to it in A New Tax System (Goods and Services Tax) Act 1999 of Australia.

         "Guarantee" means any guarantee, indemnity, letter of credit, letter of comfort giving rise to legal liabilities of suretyship, or any other legal obligation;

         (a)      to pay or provide funds for the payment or discharge of; or

         (b) to indemnify against the consequences of default in the payment of;

         any obligation or indebtedness of any other person.

         "Guaranteed Moneys" means all moneys which the Borrower is or at any time becomes actually liable to pay to or for the account of the Lender on any account whatsoever under or in relation to the Loan Facility Agreement including, without limitation, by way of principal, interest, fees, costs, indemnities, charges, duties or expenses under or in relation to the Loan Facility Agreement.

         "Liquidation" means official management, winding up and dissolution, assignment for the benefit of creditors or scheme of arrangement or compromise with creditors or anything analogous under the laws of the United States of America or any state or territory thereof.

         "Loan Facility Agreement" means the Loan Facility Agreement dated on or about the date of this Agreement between the Borrower and the Lender.

         "Material Adverse Effect" means a material adverse effect upon the ability of the Guarantor to perform its obligations under Clause 2.1 of this Agreement.

         "Related Body Corporate" has the meaning given in the Corporations Act 2001 of Australia.

         "Repayment Date" has the meaning given to that term in the Loan Facility Agreement.

         "Security Interest" includes any mortgage, pledge, lien (other than one arising in the ordinary course of business or by operation of law) or charge or any security or preferential interest or arrangement of any kind, or any other right of or arrangement with any creditor to have its claims satisfied prior to other creditors (other than priority accorded by statute or a right of set-off) with, or from the proceeds of, any asset and any deposit of money by way of security but excluding any charge or lien arising in favour of any Governmental Agency by operation of statute.

         "Selection Notice" means a notice given in accordance with Clause 5 of the Loan Facility Agreement.

         "Subsidiary" has the meaning given in the Corporations Act 2001 of Australia.

         "Tax" includes any tax, levy, impost, deduction, charge, rate, duty, compulsory loan or withholding which is levied or imposed by a Governmental Agency, together with any interest, penalty (other than a penalty incurred as a result of the delay or default of the Lender), charge, fee or other amount imposed or made on or in respect of any of the foregoing, and "Taxation" shall be construed accordingly.

         "US$" means the lawful currency of the United States of America.

1.2      Interpretation

         In this Agreement headings are for convenience only and shall not affect interpretation and except to the extent that the context otherwise requires:

         (a) references to any legislation or to any provision of any legislation include any modification or re-enactment of, or any legislative provision substituted for, and all statutory instruments issued under, such legislation or such provision;

         (b) words denoting the singular include the plural and vice versa;

         (c) words denoting individuals include corporations and vice versa;

         (d)      words denoting any gender include all genders;

         (e) references to Clauses, Annexures and Schedules are references to clauses, annexures and schedules of this Agreement;

         (f) references to any document or agreement (including this Agreement) include references to such document or agreement as amended, novated, supplemented or replaced from time to time;

         (g) references to any party to this Agreement or any other document or agreement include its successors or permitted substitutes or assigns; and

         (h) "writing" and cognate expressions include all means of reproducing words in a tangible and permanently visible form.

2        GUARANTEE

2.1      Guarantee

         The Guarantor unconditionally and irrevocably guarantees that if the Lender makes a declaration under Clause 16A of the Loan Facility Agreement, the Guarantor will pay the Lender, immediately following receipt of written demand for such payment by the Lender to the Guarantor, an amount equal to the Guaranteed Moneys due and payable as at the date of the payment by the Guarantor in the same manner and currency as the Borrower is required to pay that amount under the Loan Facility Agreement.

2.2      Unconditional nature of obligation

         The liability of the Guarantor under Clause 2.1 shall not be affected by anything which but for this provision might operate to release or otherwise exonerate it from its obligations in whole or in part, including, without limiting the generality of the foregoing:

         (a) the grant to the Borrower of any time, waiver or other indulgence, or the discharge or release of the Borrower but the Guarantor shall have the benefit of any such waiver or indulgence;

         (b) any transaction or arrangement that may take place between the Lender and the Borrower;

         (c)      the Liquidation of the Borrower;

         (d) the Lender making or not making any demand on the Borrower or exercising or refraining from exercising its rights under any other Security Interest or Guarantee in respect of the Guaranteed Moneys or any rights, powers or remedies against the Borrower;

         (e) the extinguishment, unenforceability, failure, loss, release, discharge, abandonment or transfer either in whole or in part and either with or without consideration of the Loan Facility Agreement or of any other Security Interest or Guarantee in respect of the Guaranteed Moneys now or in the future held by the Lender from the Borrower or by the taking of or failure to take any such Security Interest or Guarantee;

         (f) the failure or omission by the Borrower or the Lender to give notice to the Guarantor of any default by the Borrower under the Loan Facility Agreement or of any of the foregoing;

         (g) the Lender obtaining a judgment against the Borrower for the payment of any of the Guaranteed Moneys; or

         (h) any legal limitation, disability, incapacity or other circumstances related to the Borrower,

         (i)      whether with or without the consent of the Guarantor.

2.3      Independent obligation

         This Clause 2 shall be an independent obligation and shall not be treated as ancillary or collateral to any other right or obligation.

2.4      No marshalling

         The Lender shall not be under any obligation to marshall or appropriate in favour of the Guarantor or to exercise, apply or recover any Security Interest or Guarantee (including without limitation this Agreement) now or in the future held by it or any of the funds or assets that it may be entitled to receive or have a claim upon.

2.5      No competition

         Until the Guaranteed Moneys have been irrevocably paid and discharged in full, the Guarantor:

         (a)      shall not be entitled on any grounds whatsoever:

                  (i) to claim the benefit of any Security Interest or Guarantee now or in the future held by the Lender for the payment of all or part of the Guaranteed Moneys;

                  (ii) to make a claim or enforce a right (including a Security Interest) against the Borrower; or

                  (iii) either directly or indirectly to prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the Liquidation of the Borrower, and the receipt of any distribution, dividend or other payment by the Lender out of or relating to such Liquidation shall not prejudice the right of the Lender to recover the Guaranteed Moneys from the Borrower and the Guarantor provided that the aggregate of the amounts so received or recovered does not exceed the amount of the Guaranteed Moneys; and

         (b)      waives its rights to be subrogated to the Lender.

2.6      Suspense account

         In the event of the Liquidation of the Borrower, and until the Lender has been paid in full in respect of the Guaranteed Moneys, the Lender:

         (a) may prove for all moneys which the Guarantor shall have paid under this Clause for the account of the Lender in relation to the Borrower; and

         (b) shall retain and carry into a suspense account and appropriate in payment of the Guaranteed Moneys any dividends received in the Liquidation of the Borrower and all other moneys received in respect of the Guaranteed Moneys including, without limitation, those received under this Clause), and any amount received by the Lender in excess of the Guaranteed Moneys shall be repaid to the Guarantor.

2.7      Rescission of payment

         Whenever, during the currency of this Agreement, a claim that all or part of any payment by the Borrower under the Loan Facility Agreement or by the Guarantor under this Agreement is void or voidable is upheld by a court of competent jurisdiction or is conceded by the Lender in its reasonable discretion and in respect thereof the Lender has demanded payment from the Borrower and the Borrower has failed to pay by the due date;

         (a) the Lender shall upon written demand to the Guarantor become entitled against the Guarantor to all rights in respect of those moneys as it would have had if all or that part of the payment as is upheld or conceded to be void or voidable had not taken place;

         (b) the Guarantor shall forthwith take such reasonable steps including signing such documents as may be necessary to restore to the Lender any rights held by it under this Agreement in respect of those moneys immediately prior to such void or voidable payment; and

         (c) in addition to the other moneys recoverable by it from the Guarantor under this Agreement, the Lender shall be entitled to recover from the Guarantor all reasonable costs and expenses whatsoever (including legal costs and expenses) reasonably incurred by it in relation to any proceedings relating to any such claim.

2.8      Variation

         This guarantee shall extend to cover the Loan Facility Agreement as amended, varied, extended, replaced, novated or assigned:

         (a) in respect of the parties, principal amount (including, without limitation, an increase in the limit or maximum principal amount), interest rate, term, representations and warranties, undertakings or events of default, if with the prior written consent of the Guarantor; and

         (b) in any other case, whether with or without the consent of the Guarantor.

2.9      Continuing guarantee

         This Agreement:

         (a) shall be a continuing guarantee and indemnity and shall remain in full force and effect until the Guaranteed Moneys have been paid in full; and

         (b) shall not be considered as wholly or partially discharged by the payment at any time of any of the Guaranteed Moneys or by any settlement of account in respect of the Guaranteed Moneys until the Guaranteed Moneys have been paid in full; and

         (c) shall be reinstated if at any time any payment to the Lender by the Borrower under the Loan Facility Agreement or by the Guarantor under this Agreement is rescinded or must otherwise be returned, in whole or in part, upon the insolvency, bankruptcy or reorganisation of the Borrower or the Guarantor or otherwise, all as though such payment had not been made.

2.10     Indemnity against avoidance of Guaranteed Moneys

         (a) If any of the Guaranteed Moneys (or any moneys which, if recoverable from the Borrower under the Loan Facility Agreement, would have formed part of the Guaranteed Moneys) are irrecoverable from the Borrower and those moneys are not recoverable from the Guarantor by the Lender on the footing of this Agreement, then and in each such case:

                  (i) the Guarantor as a separate and additional liability shall indemnify the Lender in respect of those moneys;

                  (ii) the Guarantor shall pay for the account of the Lender, immediately following written demand for such payment by the Lender, a sum equal to the amount of those moneys; and

                  (iii) for the purposes of this indemnity this Clause shall be construed as if those moneys were recoverable.

         (b) Paragraph (a) applies to any of the Guaranteed Moneys (or any moneys which, if recoverable from the Borrower under the terms of the Loan Facility Agreement, would have formed part of the Guaranteed Moneys) which are irrecoverable from the
                  Borrower:

                  (i) whether by reason of any legal limitation, disability or incapacity of or affecting the Borrower;

                  (ii) whether or not any of the relevant matters or facts were or ought to have been within the knowledge of the Lender;

                  (iii) whether the transactions or any of them relating to those moneys were void or illegal or have been subsequently avoided; and

                  (iv) whether by reason of any other fact or circumstance whatsoever other than delay or default by the Lender.

2.11     Judgment

         Any judgment against the Borrower in respect of the Loan Facility Agreement shall be conclusive as against the Guarantor, subject to any appeal.

2.12     Lender's obligations

         The Lender agrees to perform its obligations under the Loan Facility Agreement in respect of the Guarantor provided that nothing in this Clause affects the obligations of the Guarantor under this Agreement, including, without limitation, its unconditional obligations under Clause 2.1.

2.13     Certificate

         A certificate signed by an Authorised Officer of the Lender and delivered by the Lender to the Guarantor certifying the amount due from the Borrower under the Loan Facility Agreement as at the date of that certificate shall be prima facie evidence of the amount due from the Borrower thereunder as at that date.

3        REPRESENTATIONS AND WARRANTIES

3.1      Representations and warranties

         The Guarantor makes the following representations and warranties for the benefit of the Lender.

         (a) (Status): It is a corporation validly existing under the Corporations Act 2001 of Australia.

         (b) (Corporate power): It has the corporate power to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement.

         (c) (Corporate authorisations): It has taken all necessary corporate action to authorise the entry into and performance of this Agreement and the transactions contemplated by this Agreement.

         (d) (Agreement binding): This Agreement constitutes its valid and binding obligation enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, liquidation or similar laws of general application and equitable principles and remedies.

         (e) (Transactions permitted): Neither the execution and performance by it of this Agreement nor any transaction contemplated by or under this Agreement will violate in any respect any provision of:

                  (i) any law or treaty or any judgment, ruling, order or decree of any Governmental Agency binding on it;

                  (ii)     its constitution; or

                  (iii) any other document or agreement which is binding upon it or its assets, and, except as may be provided by this Agreement, to its knowledge and belief, did not and will not result in:

                  (iv) the creation or imposition of any Security Interest on any of its assets under any of the foregoing which would have a Material Adverse Effect; or

                  (v) the acceleration of any obligation or cancellation of any right of it with respect to any Financial Indebtedness, or anything which constitutes (or which, with the giving of notice and/or lapse of time would constitute) an event of default under any agreement relating to Financial Indebtedness, in each case to an extent which would have a Material Adverse Effect.

         (f)      (Accounts):

                  (i) Its most recent audited accounts and the notes thereto give a true and fair view of its state of affairs and results as at the date and for the period to which they relate;

                  (ii) Those accounts have been prepared in accordance with accounting principles and practices generally accepted in Australia, consistently applied, except to the extent of departures disclosed in those accounts and notes thereto or in the auditor's report attached to those accounts.

         (g) (No litigation): Subject to matters disclosed in its accounts and the notes thereto and information in press releases issued or notifications given to any stock exchange by the Borrower or the Guarantor and any other information notified in writing to the Lender by the Borrower or the Guarantor from time to time, no litigation, arbitration, tax claim, dispute or administrative proceeding is presently current or pending or, to its knowledge, threatened, which, if adversely determined, would have a Material Adverse Effect.

         (h) (No default): It is not in default for non-payment (subject to any grace period, waiver or any indulgence whatsoever) of any Financial Indebtedness in an amount in excess of US$20,000,000 (or an equivalent amount in another currency) under any document or agreement binding on it or it is contesting in good faith its liability for such Financial Indebtedness and to its knowledge nothing has occurred which is or would with the giving of notice and/or lapse of time constitute an event of default under any such document or agreement in circumstances where such default for non-payment or occurrence, as the case may be, would have a Material Adverse Effect.

         (i) (Authorisations): All Authorisations, if any, obtainable and required in connection with the execution, delivery or performance by it and the validity and enforceability of this Agreement and the transactions contemplated by this Agreement have been obtained or effected and are in full force and effect.

         (j)      (Subsidiary): The Borrower is a Subsidiary of the Guarantor.

         (k) (Material adverse changes): Since the date of its latest audited accounts there has been no change in its state of affairs and results which would have a Material Adverse Effect.

3.2      Deemed Repeated

         Each of the representations and warranties contained in this Clause shall be deemed to be repeated by the Guarantor at the date of any Drawdown Notice or Selection Notice by reference to the facts and circumstances then subsisting.

4        UNDERTAKINGS

4.1      General undertakings

         The Guarantor undertakes to the Lender as follows, except to the extent that the Lender otherwise consents in writing:

         (a)      (Corporate reporting and information): It will furnish to the
                  Lender:

                  (i) (annual accounts): as soon as practicable (and in any event not later than 120 days) after the close of each of its financial years copies of its audited consolidated and unconsolidated statement of financial position and statement of financial performance;

                  (ii) (semi-annual accounts): as soon as practicable (and in any event not later than 90 days) after the first half of each of its financial years a copy of its unaudited accounts in respect of that half year as delivered to the Australian Stock Exchange; and

                  (iii) (other information): such other information (other than information which in its reasonable opinion it requires to keep confidential) in relation to its financial condition or business as the Lender may reasonably request.

         (b) (Accounting principles): It will ensure that each statement of financial position and statement of financial performance furnished by it to the Lender under paragraph (a)(i) shall:

                  (i) be prepared in accordance with accounting principles and practices generally accepted in Australia consistently applied except to the extent of departures disclosed in those accounts or in the auditor's report attached to those accounts; and

                  (ii) give a true and fair view of its state of affairs and results as at the date and for the period to which they relate.

         (c) (Authorisations): It will use all reasonable endeavours to ensure that all Authorisations obtainable and required for the validity, enforceability and performance of its obligations under this Agreement are obtained and maintained in full force and effect.

         (d) (Notice to Lender): It will give notice to the Lender as soon as it becomes aware of the occurrence of any Event of Default.

         (e) (Negative pledge): It will not create, permit or suffer to exist, without the prior consent of the Lender, which consent shall not be unreasonably withheld or delayed, any Security Interest over all or any of its assets if the aggregate amount from time to time outstanding thereunder represents, more than ten per cent (10%) of the value of its total assets (as disclosed in its latest audited accounts), disregarding:

                  (i) liens arising by operation of law in the ordinary course of business;

                  (ii) any Security Interest existing at the time of acquisition on any asset acquired by it after the date of this Agreement and not created in contemplation of the acquisition provided that there is no increase in the amount of the principal moneys secured by that Security Interest;

                  (iii) any Security Interest created on any asset or group of associated assets acquired by it at arms' length from an unrelated party or developed by it after the date of this Agreement:

                           (A) for the sole purpose of financing or refinancing that acquisition or development; and

                           (B) securing principal moneys not exceeding one hundred per cent (100%) of the cost of that acquisition or development;

                  (iv) any Security Interest on an asset in substitution for an existing Security Interest on that asset in connection with the refinancing of the borrowed money secured on that asset provided there is no increase in the amount of the principal moneys secured by that Security Interest;

                  (v) any Security Interest in the nature of a project cross-charge to secure only the performance of its obligations to the other joint venturers in the project;

                  (vi) any Security Interest existing at the date of this Agreement provided there is no increase in the amount of the principal moneys secured by that Security Interest;

                  (vii) any rights by way of reservation or retention of title which are required by the supplier of any property to the Guarantor in the ordinary course of business;

                  (viii) any rights of set-off arising in the ordinary course of business or by operation of law;

                  (ix) any lien in respect of judgment debt against the Guarantor provided that stay of execution in respect thereof has been obtained or adequate reserves have been provided in respect thereof;

                  (x) any Security Interest which the Guarantor is required to create by any applicable law or is required or considers it necessary or expedient to create to obtain any governmental or regulatory consent, approval, authority, licence, permission or exemption; and

                  (xi)     any statutory charge in favour of any Governmental
                           Agency,

                  and without in any such case at the same time extending to the Lender equally and rateably, the same such Security Interest (or its equivalent as the Lender shall reasonably require).

         (f) (Corporate existence): It will do all things necessary to maintain its corporate existence.

         (g) (Pari Passu): It will ensure that its obligations under this Agreement rank and will continue to rank at least pari passu with all its other unsecured and unsubordinated obligations, other than obligations preferred by operation of law.

4.2      Term of undertakings

         Each undertaking in this Clause shall continue from the date of this Agreement until the Guaranteed Moneys are fully and finally repaid.

5        CURRENCY INDEMNITY

         Whenever:

         (a) any amount payable by the Guarantor under or in respect of this Agreement is received or recovered by the Lender in a currency (the "Payment Currency") other than US$ for any reason (including without limitation as a result of any judgment or order or the liquidation of the Guarantor or any proof or claim in connection with that liquidation); and

         (b) the amount actually received by the Lender in accordance with its normal practice by converting the Payment Currency into US$ is less than the relevant amount of US$,

         then the Guarantor shall, as an independent obligation, indemnify the Lender on demand against the deficiency.

6        SET OFF

6.1 If the Guarantor fails to pay following a demand in accordance with Clause 2.1 of this Agreement, the Guarantor authorises the Lender (but without obligation on the part of the Lender) to apply any credit balance in any currency (whether or not matured) in any of its accounts with any branch of the Lender in or towards satisfaction of the amount due and payable by it to the Lender under that clause and the Lender shall promptly notify the Guarantor of the details of any such set-off.

6.2 The Lender may effect such currency exchanges as are appropriate to implement such set-off.

7        WAIVERS, REMEDIES CUMULATIVE

7.1 No failure to exercise and no delay in exercising any right, power or remedy under this Agreement by the Lender or the Guarantor shall operate as a waiver, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

7.2 The rights, powers and remedies provided to the Lender and to the Guarantor in this Agreement are cumulative and not exclusive of any rights, powers or remedies provided by law.

8        SEVERABILITY OF PROVISIONS

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability but that shall not invalidate the remaining provisions of this Agreement or affect that provision in any other jurisdiction.

9        SURVIVAL OF REPRESENTATIONS AND INDEMNITIES

9.1 All representations and warranties in this Agreement shall survive the execution and delivery of this Agreement.

9.2      Each indemnity in this Agreement shall:

         (a)      be a continuing obligation;

         (b) constitute a separate and independent obligation of the party giving the indemnity from its other obligations under this Agreement; and

         (c)      survive termination of this Agreement.

10       MORATORIUM LEGISLATION

         To the full extent permitted by law, all legislation which at any time directly or indirectly:

         (a) lessens or otherwise varies or affects in favour of the Guarantor any obligation under this Agreement; or

         (b) delays or otherwise prevents or prejudicially affects the exercise by the Lender of any right, power or remedy conferred by this Agreement,

         is negatived and excluded from this Agreement.

11       TAXATION

11.1     Additional Payments

         Whenever the Guarantor is required by law to make a deduction or withholding in respect of Tax from any payment to be made under this Agreement, then it shall:

         (a) promptly pay the amount deducted or withheld on the date that Tax is due to be paid to the appropriate Governmental Agency;

         (b) if requested by the Lender, within twenty Business Days of that request deliver to the Lender official receipts, if any, received by the Guarantor or other documentation of the Guarantor evidencing payment of that amount; and

         (c) if and to the extent that such Tax is not an Excluded Tax, pay the Lender such additional amounts as necessary to ensure that the Lender receives when due a net amount (after payment of any Taxes in respect of such additional amounts) in US$ equal to the full amount which it would have received had a deduction or withholding not been made;

         provided however that if the Guarantor is required, or is likely to be required, to make payment to the Lender pursuant to paragraph (c), the Lender and the Guarantor shall negotiate in good faith with a view to determining whether there is any action which may be taken to avoid or minimise the Guarantor's obligation to make such deduction in such manner as will not increase the cost to the Lender.

11.2     Tax Credits

         If the Guarantor is required by law to pay any additional amount pursuant to Clause 11.1 and the Lender in its reasonable opinion, is able to apply for or otherwise to take advantage of any offsetting tax credit, rebate or other similar tax benefit arising out of or in connection with the deduction or withholding giving rise to the obligation to pay such additional amount, the Lender will give notice thereof to the Guarantor and the Lender shall take such steps as it may in its reasonable discretion determine to obtain that credit, rebate or benefit and will, upon receipt thereof, reimburse to the Guarantor the amount of that credit, rebate or benefit as it in its reasonable opinion determines is allocable to that deduction or withholding. Nothing in this Clause shall require the Lender to disclose to the Guarantor any information regarding its tax affairs.

12       ASSIGNMENTS

12.1     Assignment by Guarantor

         The Guarantor shall not assign or transfer all or any of its rights or obligations under this Agreement without the prior written consent of the Lender.

12.2     Assignment by Lender

         The Lender at any time may assign or transfer all or any of its rights or obligations under this Agreement to a Related Body Corporate with the prior written consent of the Guarantor, which consent shall not be unreasonably withheld or delayed, or, subject to the Lender notifying the Guarantor prior to any approach to a potential assignee or transferee, to another bank or financial institution with the prior written consent of the Guarantor, but any such assignment or transfer will not release the Lender from any obligations or liabilities under this Agreement or the Loan Facility Agreement arising prior to the date of such assignment or transfer.

12.3     Disclosure

         The Lender may with the prior consent of the Guarantor (which shall not unreasonably be withheld or delayed) disclose to a proposed assignee, or transferee or sub-participant information relating to the Guarantor or furnished in connection with this Agreement provided that the Lender procures that any such person shall have first delivered to the Borrower and the Guarantor a confidentiality undertaking in form and substance reasonably acceptable to the Borrower and the Guarantor, provided further that the provisions in this Clause 12.3 shall not apply to any information in the public domain, otherwise than as a result of a breach by the Lender of this Clause 12.3.

12.4     No increased costs

         Notwithstanding anything to the contrary in this Agreement, if the Lender assigns or transfers its rights or obligations under this Agreement, neither the Guarantor nor the Borrower shall be required to pay any increase in the aggregate amount of costs, Taxes, fees or charges which is a direct or indirect consequence of the assignment or transfer, including, without limitation, any stamp duty or other Taxes referred to in Clause 22 (Stamp Duties) of the Loan Facility Agreement.

13       NOTICES

         All notices, notifications, requests, demands, consents, approvals, agreements or other communications to or by a party to this Agreement shall:

         (a) be in writing addressed to the recipient as follows or as otherwise notified to the sender:

                  (i)      if to the Lender, at

                           [***]


                           United States of America

                           Attention:       [***]

                           Facsimile:       [***]

                  (ii)     if to the Guarantor, at

                           CSR Limited
                           Level 6
                           9 Help Street
                           Chatswood   NSW   2067
                           AUSTRALIA

                           Attention:       The Treasurer
                           Facsimile:       (61 2) 9235 8125

         (b)      be signed by an Authorised Officer of the sender; and

         (c)      be deemed to be duly given or made:

                  (i) (in the case of delivery in person or by post) when delivered to the recipient at such address; or

                  (ii) (in the case of facsimile transmission) on receipt by the sender of the OK transmission report showing the correct number of pages as having been transmitted,

                  but if such delivery or receipt is later than 5.00 pm (local time) on a day on which business is generally carried on in the place to which such communication is sent, it shall be deemed to have been given or made at the commencement of business on the next such day in that place.

14       AUTHORISED OFFICERS

         In absence of written notice to the contrary, each party authorises the other to rely on a certificate by any person purporting to be a director, principal executive officer, secretary, assistant secretary, general manager corporate strategy, treasurer or attorney of the Guarantor or by any person purporting to be a director or secretary of the Lender as to the identity and signatures of its Authorised Officers and warrants that those persons have been authorised to give notices and communications under or in connection with this Agreement.

15       GOVERNING LAW AND JURISDICTION

         This Agreement shall be governed by the laws of New South Wales and each of the Lender and the Guarantor submits to the non-exclusive jurisdiction of its courts.

16       COUNTERPARTS

         This Agreement may be executed in any number of counterparts. All of such counterparts taken together shall be deemed to constitute the one instrument. Exchange by facsimile or executed counterparts thereof shall be effective for all purposes.

17       AMENDMENTS

         This Agreement may not be amended varied or modified in any respect except by written instrument signed by each party.

18       GOODS AND SERVICES TAX

         If GST applies to any supply made under or in connection with this Agreement the supplier may, subject to providing a valid tax invoice identifying the GST on each component of the goods and/or services and/or things supplied, adjust the amount payable for the goods and/or services and/or things to recover from the recipient an additional amount on account of GST, such amount not to exceed the amount of the supplier's liability for GST in respect of the goods and/or services and/or things supplied and to be recoverable from the recipient at the same time as the amount payable for the goods and/or services and/or things.

IN WITNESS the parties have executed this Agreement.

SIGNED by CSR LIMITED               CSR LIMITED by its Attorneys who
by its Attorneys:                   respectively state that at the date of
                                    their execution hereof they have had no
                                    notice of the revocation of the Power of
and                                 Attorney dated 9 September, 1999
                                    Registered No. 229 Book 4253 under the
                                    authority of which they have executed
in my presence                      this instrument


----------------------------------  -------------------------------------------
Witness                             Attorney


                                    -------------------------------------------
                                    Attorney

SIGNED for and on behalf of [***]
by its duly authorised signatory
in the presence of:


                                    -------------------------------------------
                                    Authorised Signatory


----------------------------------
Witness

                                   ANNEXURE E

                       OPINION OF ALLENS ARTHUR ROBINSON

[date]

To       [***]

Dear



CSR GUARANTEE

We have acted for [***] in connection with the CSR Guarantee dated [ ] between CSR Limited (the GUARANTOR) and [***] (the GUARANTEE).

Definitions in the Guarantee apply in this opinion but DOCUMENT means a document listed in paragraph 1(a), (b) or (c) below and RELEVANT JURISDICTION means the Commonwealth of Australia or New South Wales.

No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.       DOCUMENTS

         We have examined the following documents:

         (a)      an executed counterpart dated [ ] of the Guarantee;

         (b)      a certified copy of the constitution of the Guarantor; and

         (c) executed powers of attorney in connection with the execution of the Guarantee by the Guarantor.

2.       ASSUMPTIONS

         For the purposes of giving this opinion we have assumed the following.

         (a) The authenticity of all seals and signatures and of any duty stamp or marking.

         (b) The completeness, and the conformity to original instruments, of all copies submitted to us, and that any document (other than a Document) or Authorisation submitted to us continues in full force and effect.

         (c) The Documents are within the capacity and powers of, and have been validly authorised, executed and delivered by and are binding on, the parties to them other than the Guarantor.

         (d) The Guarantor enters each Document to which it is a party and carries out the transactions contemplated in the Documents for its benefit and for the purposes of its business.

         (e) No entity has engaged or will engage in misleading or unconscionable conduct or is or will be involved in or a party to any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of the Documents which might render the Documents or any relevant transaction or associated activity in breach of law, void or voidable.

         (f) Each Document will be duly stamped in each jurisdiction where stamp duty is payable.

3.       QUALIFICATIONS

         Our opinion is subject to the following qualifications.

         (a) We express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion.

         (b) Our opinion that an obligation or document is enforceable means that the obligation or document is of a type and form which courts in the Relevant Jurisdictions enforce. It does not mean that the obligation or document can necessarily be enforced in accordance with its terms in all circumstances. In particular:

                  (i) equitable remedies, such as injunction and specific performance, are discretionary; and

                  (ii) the enforceability of an obligation, document or Security Interest may be affected by statutes of limitation, by estoppel, waiver and similar principles, by the doctrine of frustration, by laws concerning insolvency, bankruptcy, liquidation, administration, enforcement of Security Interests or reorganisation, or by other laws generally affecting creditors' or counterparties' rights or duties.

         (c) We have relied on a search of public records of the Australian Securities and Investments Commission on [***]. We note that records disclosed by such search may not be complete or up to date.

         (d) We have relied on the assumptions specified in s129 of the Corporations Act 2001 and note that you may do so unless you knew or suspected that the assumption was incorrect.

         (e) Any provision that certain calculations, determinations or certificates will be conclusive and binding will not apply if those calculations, determinations or certificates are fraudulent or manifestly inaccurate.

         (f) Any clause providing for severability may not be enforceable in accordance with its terms, as a court may reserve to itself a decision as to whether any provision is severable.

         (g) The obligation of a party under a Document to pay interest on overdue amounts at a rate higher than the rate applying before the amount fell due may be held to constitute a penalty and be unenforceable.

         (h) We express no opinion on any provision in any Document requiring written amendments and waivers insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed on or granted between or by the parties.

         (i) The courts might not give full effect to an indemnity for legal costs or for penalties on Taxes.

         (j) A judgment by a court may be given in some cases only in Australian dollars.

         (k) Purported waivers of statutory rights or agreements not to sue or agreements to agree or negotiate or consult may not be enforceable.

4.       OPINION

         Based on the assumptions and subject to the qualifications set out above we are of the following opinion.

         (a)      The Guarantor is incorporated in Australia.

         (b) The Guarantor has the corporate power to enter into and perform its obligations under the Guarantee.

         (c) The execution, delivery and performance by the Guarantor of the Guarantee did not and will not violate in any respect any existing provision of:

                  (i)      any law of any Relevant Jurisdiction; or

                  (ii)     its constitution.

         (d) The Guarantee constitutes legal, valid and binding obligations of the Guarantor enforceable in competent courts of the Relevant Jurisdictions.

         (e) All Authorisations under the laws of any Relevant Jurisdiction now obtainable and required in connection with the execution, delivery, performance, validity or enforceability of the Guarantee have been obtained or effected and are in full force and effect.

         (f) No stamp or registration or similar taxes or charges are payable under the laws of any Relevant Jurisdiction in connection with the execution, delivery,


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                                      53


                  performance and enforcement of the Guarantee or any transaction contemplated by them other than nominal duty and debits tax.

         (g) It is not necessary under the laws of any Relevant Jurisdiction to file, register or record the Guarantee.

         This opinion is addressed to you for your sole benefit. It is not to be relied on by any other person or for any other purpose. It is not to be quoted or referred to in any public document or filed with or disclosed to any Government Agency or other person other than:

         (a)      to the extent required by law or an official directive;

         (b) in connection with any litigation relating to a Document or this opinion; or

         (c)      with our consent, which we will not withhold unreasonably.


Yours faithfully